Exhibit 99.1

February 16, 2010

For Immediate Release

Eric Loughmiller

Executive Vice President and Chief Financial Officer

317-249-4254

eric.loughmiller@karauctionservices.com

Insurance Auto Auctions, Inc. Discusses Business Outlook

Westchester, IL.— Insurance Auto Auctions, Inc., (IAAI) a wholly owned subsidiary of KAR Auction Services, Inc. (the “Company”) today discussed that in the ordinary course of business, Allstate, one of its insurance customers, has chosen to transition the remainder of its business to a competitor who already has the substantial majority of its volume. It is IAAI’s understanding that the transition will be completed sometime later in 2010.

Commenting on the action, Insurance Auto Auctions, Inc.’s President and Chief Executive Officer, Tom O’Brien stated, “While we are disappointed with Allstate’s decision, we will work closely to assist them with the transition and we look forward to doing business with them again in the future.” O’Brien went on to state, “While it is not our policy to make announcements on individual customer wins or losses, we have had a number of significant customer wins that should offset the impact of Allstate’s decision. On balance, we do not anticipate this having a material impact on KAR’s financial performance.

About KAR Auction Services

KAR Auction Services, Inc. (NYSE: KAR) is the holding company for ADESA, Inc., a leading provider of wholesale used vehicle auctions whose operations span North America with 62 used vehicle sites, Insurance Auto Auctions, Inc., a leading salvage auto auction company whose operations span North America with 153 sites, and Automotive Finance Corporation, a leading provider of floorplan financing to independent and franchised used vehicle dealers with 88 sites across North America. For further information on KAR Auction Services, Inc., ADESA, Inc., Insurance Auto Auctions, Inc. or Automotive Finance Corporation, visit the company’s Web site at http://www.karauctionservices.com.

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Forward Looking Statements

This press release may include information that could constitute forward-looking statements. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. Past results of the Company are not necessarily indicative of its future results. The Company does not undertake any obligation to update any forward-looking statements.

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